                                                                       EXHIBIT 1


                                  CERTIFICATE

         I, ERNEST J. WRIGHT, Assistant Secretary of THE TRAVELERS INSURANCE COMPANY, DO HEREBY CERTIFY that by unanimous consent action of the Board of Directors of The Travelers Insurance Company effective the 22nd day of October, 1993, the following resolution was adopted:

VOTED: That pursuant to authority granted by Section 38a-433 of the Connecticut General Statutes, the Chairman of the Board, the President or Chief Investment Officer, or any one of them acting alone, for the purpose of doing variable life insurance or variable annuity business, is authorized to establish a separate account or accounts to invest in shares of investment companies pursuant to plans and contracts issued and sold by the Company in connection therewith.

VOTED: That the proper officers are authorized to take such action as may be necessary to register as unit investment trust investment companies under the Investment Company Act of 1940 the separate account or accounts to be established to hold shares of investment companies; to file any necessary or appropriate exemptive requests, and any amendments thereto, for such separate account or accounts under the Investment Company Act of 1940; to file one or more registration statements, and any amendments, exhibits and other documents thereto, in order to register plans and contracts of the Company and interests in such separate account or accounts in connection therewith under the Securities Act of 1933; and to take any and all action as may in their judgment be necessary or appropriate in connection therewith.

         I FURTHER CERTIFY that by unanimous consent action of the Board of Directors of The Travelers Insurance Company effective the 21st day of September, 1994, the following resolution was adopted:

VOTED: That each officer and director who may be required, on their own behalf and in the name and on behalf of the Company, to execute one or more registration statements, and any amendments thereto, under the Securities Act of 1933 and the Investment Company Act of 1940 relating to the separate account or accounts to be established to invest in shares of investment companies is authorized to execute a power of attorney appointing representatives to act as their attorney and agent to execute said registration statement, and any amendments thereto, in their name, place and stead; and that the Secretary, or any Assistant Secretary designated by the Secretary, is designated and appointed the agent for service of process of the Company under the Securities Act of 1933 and the Investment Company Act of 1940 in connection with such registration statement, and any amendments thereto, with all the powers incident to such appointment.

         AND I DO FURTHER CERTIFY that the foregoing action of the said Board of Directors is still in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand and the seal of THE TRAVELERS INSURANCE COMPANY at Hartford, Connecticut, this 11th day of January, 1996.


                                                     /s/ ERNEST J. WRIGHT
                                                     ---------------------
SEAL                                                 Ernest J. Wright
                                                     Assistant Secretary